UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 30, 2021
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
001-12609	PG&E CORPORATION	California	94-3234914
001-02348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 BEALE STREET	77 BEALE STREET
P.O. BOX 770000	P.O. BOX 770000
SAN FRANCISCO, California 94177	SAN FRANCISCO, California 94177
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)
(415) 973-1000	(415) 973-7000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCG	The New York Stock Exchange
Equity Units	PCGU	The New York Stock Exchange
First preferred stock, cumulative, par value $25 per share, 5% series A redeemable	PCG-PE	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% redeemable	PCG-PD	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.80% redeemable	PCG-PG	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.50% redeemable	PCG-PH	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.36% series A redeemable	PCG-PI	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 6% nonredeemable	PCG-PA	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5.50% nonredeemable	PCG-PB	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% nonredeemable	PCG-PC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 8.01 Other Events

2023 General Rate Case

On June 30, 2021, Pacific Gas and Electric Company (the “Utility”), a subsidiary of PG&E Corporation, filed its 2023 General Rate Case (“GRC”) application with the California Public Utilities Commission (the “CPUC”).  In the 2023 GRC, the CPUC will determine the annual amount of base revenues (or “revenue requirements”) that the Utility will be authorized to collect from customers from 2023 through 2026 to recover its anticipated costs for gas distribution, transmission and storage, electric distribution, and electric generation and to provide the Utility an opportunity to earn its authorized rate of return.  The Utility’s revenue requirements for other portions of its operations, such as electric transmission, and electricity and natural gas purchases, are authorized in other regulatory proceedings overseen by the CPUC or the Federal Energy Regulatory Commission.

In a GRC, the CPUC approves annual revenue requirements for the first year (a “test year”) of the GRC period and typically authorizes the Utility to receive annual increases in revenue requirements for the subsequent years of the GRC period (known as “attrition years”).  For its 2023 test year, the Utility has requested revenue requirements of $15.46 billion, an increase of $3.56 billion over the adopted 2020 GRC and 2019 GT&S revenue requirements for 2022 of $11.90 billion.  The GRC application further states that the Utility's requested 2023 revenue requirements represent a 9.6% increase over its total revenue requirements for 2022 (including both amounts that are authorized and that are requested outside of the GRC and remain subject to the regulatory process).  The requested weighted-average GRC rate base for 2023 is approximately $48.52 billion, which corresponds to an increase of $9.35 billion over the authorized rate base for 2022 of $39.17 billion.  The Utility also requested that the CPUC establish a ratemaking mechanism that would increase the Utility’s authorized GRC revenues in 2024, 2025, and 2026 by $930 million, $590 million, and $381 million, respectively.  The Utility estimates its proposed revenue requirements for 2024, 2025, and 2026 would result in revenue requirement increases of 2.4%, 1.9%, and 1.5%, compared to its total estimated revenue requirements for 2023, 2024, and 2025, respectively.  Over the 2023-2026 GRC period, the Utility plans to make average annual capital investments of approximately $7.75 billion in gas distribution, transmission and storage, electric distribution, and electric generation infrastructure, and to improve safety, reliability, and customer service.

The following table compares the requested revenue requirements for 2023 with the comparable revenue requirements currently authorized for 2022, by line of business:

Line of Business:[1] (in millions)	Amounts requested in the 2023 GRC application	Amounts currently authorized for 2022[2]	Requested increase compared to currently authorized amounts
Gas distribution	$2,870	$2,321	$550
Gas transmission and storage	1,989	1,662	327
Electric distribution	8,171	5,514	2,657
Electric generation	2,431	2,404	26
Total revenue requirements	$15,461	$11,901	$3,560

The 2023 GRC application proposes a series of safety, resiliency, and clean energy investments to further reduce wildfire risk and deliver safe, reliable, and clean energy service.  Among other things, the Utility proposes to invest a total of approximately $31.00 billion between 2023 and 2026 to reduce wildfire risk; improve gas and electric system safety, reliability, and resiliency; increase the use of new, innovative technologies; and expand its clean energy infrastructure.

1 Columns may not sum due to rounding.
2 These amounts include revenues from Decision (D.) 20-12-005 (the Utility’s 2020 GRC), D.19-09-025 (the Utility’s 2019 GT&S) adjusted for D.19-12-056 and Advice Letter (AL) 4275-G/5887-E (Cost of Capital changes adopted for Long Term Debt and Common Stock) and AL 4367-G/6062-E (Excess Accumulated Deferred Income Taxes Pursuant to the 2017 Tax Act).  Also included are the 2022 adopted revenue requirements associated with the following previously separately-funded projects:  AL 5322-E (Energy Storage), D.16-12-065 (Electric Vehicle Charging Network Phase I), D.14-03-021 (Mobile Home Park to the Meter), D.20-11-035 (2019 CEMA), AL 4392-G/6100-E (Wildfire Mitigation Balancing Account and Vegetation Management Balancing Account), AL 4444-G/6210-E (Risk Transfer Balancing Account).

In addition to coverage that may be available from the private insurance market, the Utility's application also proposes to use self-insurance as part of its wildfire insurance program as follows; (1) the Utility's recommended approach, a new self-insurance structure whereby the Utility would seek customer-funded self-insurance in the amount of $250 million annually and traditional private insurance procurement for amounts between the accumulated self-insurance balance and $1 billion; or, alternatively (2) continuing the currently authorized mechanism whereby the Utility seeks procurement of wildfire liability insurance instruments through the private insurance market and any unspent authorized revenue requirements may be used to provide the Utility with self-insurance.

In addition, the Utility requests authorization to establish one new balancing account and one new memorandum account as follows:

●
Catastrophic Events Straight-Time Labor Balancing Account, a two-way account which would recover straight-time labor costs associated with catastrophic events.  These costs are currently recovered through the Catastrophic Events Memorandum Account process.

●	Helms Capacity Memorandum Account, which would allow the Utility to track and recover the actual costs associated with uprating the Helms Pumped Storage Facility through a future application.

The Utility is not seeking recovery of compensation of PG&E Corporation’s and the Utility’s officers within the scope of 17 Code of Federal Regulations 240.3b-7.

In its application, in accordance with the CPUC’s standard Rate Case Plan schedule, the Utility requests that the CPUC issue a proposed decision by December 19, 2022.  It also requests that the 2023 GRC rates be effective January 1, 2023.  The Utility expects a prehearing conference to be held in August 2021 to set a procedural schedule, including the dates for interested parties to submit testimony and for evidentiary hearings.

Cautionary Statement Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements that are not historical facts, including statements about the beliefs, expectations, estimates, future plans and strategies of PG&E Corporation and the Utility, including but not limited to the 2023 General Rate Case and the Utility’s efforts to reduce wildfire risk and transition to clean energy.  These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties.  In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in PG&E Corporation and the Utility’s joint annual report on Form 10-K for the year ended December 31, 2020, their most recent quarterly report on Form 10-Q for the quarter ended March 31, 2021, and other reports filed with the SEC, which are available on PG&E Corporation's website at www.pgecorp.com and on the SEC website at www.sec.gov.  PG&E Corporation and the Utility undertake no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Date: July 2, 2021	By:	/s/ CHRISTOPHER A. FOSTER
		Name:	Christopher A. Foster
		Title:	Executive Vice President and Chief Financial Officer

PACIFIC GAS AND ELECTRIC COMPANY

Date: July 2, 2021	By:	/s/ DAVID S. THOMASON
		Name:	David S. Thomason
		Title:	Vice President, Chief Financial Officer and Controller